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                                                   EX-23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996, with respect to the consolidated financial statements of Xpedite Systems, Inc. included in the Registration Statement (Form S-3) and related Prospectus of Xpedite Systems, Inc. for the registration of 1,725,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 22, 1996, with respect to the consolidated financial statements and schedule of Xpedite Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

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                                                      ERNST & YOUNG LLP

MetroPark, New Jersey
July 15, 1996